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                                                                   EXHIBIT 10.13

                                 PROMISSORY NOTE

$15,000,000.00                                               January _____, 2005

      FOR VALUE RECEIVED, ASHTON WOODS USA L.L.C., a Nevada limited liability company (hereinafter collectively referred to as "Maker"), promises to pay to the order of LARELNOR DEVELOPMENTS INC., an Ontario corporation (hereinafter together with all subsequent holders hereof referred to as "Payee"), the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or so much thereof as may be outstanding hereunder, together with interest thereon at the rate provided below. The principal of and interest on this Note shall be due and payable in lawful money of the United States of America, at the offices of Payee in Toronto, Ontario, or at such other place as the holder hereof may from time to time designate by written notice to Maker.

      1. INTEREST. This Note shall bear interest on the unpaid principal balance hereof from day to day remaining from the date hereof until maturity at a rate per annum equal to the lesser of (a) the maximum lawful rate or (b) three quarters of one percent (3/4%) above the Floating Base Rate. As used herein, the term "Floating Base Rate" means the base commercial rate of interest established from time to time by Wachovia Bank, National Association, for short-term unsecured loans to substantial and responsible commercial borrowers, each change in the rate charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Floating Base Rate.

      2. DEFAULT INTEREST. All past due principal and interest of this Note, whether due as a result of acceleration of maturity or otherwise, shall bear interest at the Maximum Rate from the date of maturity until paid, or if no such rate is designated under applicable law then at an annual rate equal to eighteen percent (18%).

      3. PAYMENT OF NOTE. The unpaid principal sum of this Note together with all accrued and unpaid interest shall become due and payable on demand.

      4. PREPAYMENT. Maker may prepay this Note, in whole or in part, at any time, or from time to time, without penalty, premium or notice. All amounts so prepaid shall be applied first to accrued and unpaid interest then due hereon, and thereafter to the outstanding principal balance of this Note in direct order of maturity.

      5. DEFAULT; ENFORCEMENT. The entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable, without further notice or demand, at the option of the holder hereof, upon the occurrence of any one or more of the following events of default ("Events of Default"):

            (a) Failure by Maker to make prompt payment of any installment of principal hereof or interest hereon as and when same becomes due and payable in accordance with the terms hereof and said failure shall continue for twenty (20) days after receipt of written notice of said failure from the holder hereof;

            (b) Failure by Maker to keep and perform any of the covenants or provisions of any deed of trust, mortgage, security agreement, assignment, loan agreement or other agreement securing this Note or evidencing the loan evidenced hereby, and said failure shall continue for twenty (20) days after receipt of written notice of said failure from the holder hereof; or

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            (c)   The bankruptcy or insolvency of, the assignment for the
      benefit of creditors by, or the appointment of a receiver for any property of any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise.

      In the event any one or more of the Events of Default specified above shall have occurred, the holder of this Note may, at its option, declare the entire unpaid principal balance of, and accrued and unpaid interest on, this Note to be immediately due and payable without notice or demand, foreclose all liens and security interests securing the payment of this Note, or any part thereof, and pursue any and all other remedies to which Payee may be entitled, at law or in equity.

      6. CUMULATIVE RIGHTS. No failure or delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument securing the payment of this Note or executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it and Maker shall remain liable for all amounts remaining unpaid with respect to the principal of and interest accrued on this Note, after any application of proceeds of any such enforcement of security.

      7. WAIVER. Except as otherwise expressly provided herein, Maker (a) waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, notice of non-payment or dishonor, grace, protest, notice of protest, all other notices, and any and all diligence or delay in collection or the filing of suit hereon or enforcing any of the security herefor, (b) agrees to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable herefor, and (c) agrees that Payee shall not be required to first institute suit or exhaust its remedies against Maker or to enforce its rights against any security securing the indebtedness evidenced by this Note.

      8. NOTICES. All notices or demands required or permitted hereunder shall be in writing, and shall be deemed to be delivered, (i) upon receipt, if hand delivered, or (ii) whether actually received or not, upon the deposit of both the original and the copy, as provided below, in a regularly maintained official depository for the mail, and sent by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Payee:

3751 Victoria Park Avenue
Toronto, Ontario M1W 3Z4
Canada

If to Maker:

3751 Victoria Park Avenue
Toronto, Ontario M1W 3Z4
Canada

      Either Maker or Payee may change its respective address or addressee by giving notice of such change to the other party in the manner provided herein. For the purpose of changing such addresses or addressees only, unless and until such written notice is actually received, the last address and addressee specified for each party shall be deemed to continue in effect for all purposes.

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      9.    GOVERNING LAW AND VENUE. This Note shall be construed according to and governed by the laws of the Province of Ontario, Canada. The obligations of Maker under this Note are performable in the Province of Ontario, Canada.

      10. HEADINGS. The paragraph headings of the sections of this Note are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Note.

      11. LIMITATION OF INTEREST. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of the maturity of the unpaid principal balance hereof or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable law. In this connection, it is expressly stipulated and agreed that it is the intent of Payee and Maker in the execution and delivery of this Note to contract in strict compliance with applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof or any other agreement shall, at the time fulfillment of such provision be due, involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance the holder hereof shall ever receive as interest an amount which would exceed the maximum lawful rate, any amount equal to any excessive interest shall (a) be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest or (b) if such excess interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to Maker. All sums contracted for, charged or received hereunder for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker and the holder hereof.

      12. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind Maker's heirs, personal representatives, successors and assigns, whether so expressed or not.

      13. COLLECTION COSTS. If this Note is collected by legal proceeding or through a probate or bankruptcy court, or is placed in the hands of an attorney for collection after default (whether or not suit is filed), Maker agrees to pay all costs of collection and/or suit, including but not limited to reasonable attorneys' fees incurred by Payee.

      14. UNENFORCEABILITY. The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances, and no other provision of this Note shall be affected thereby.

      15. SEVERAL OBLIGATIONS. Notwithstanding that this Note may be executed by more than one entity, the obligations contained herein shall be several (and not the joint) obligations of each entity executing this Note, and the liability of each party hereunder shall be limited to the amount of the advances made hereunder by Payee to such party, together with interest thereon and any other costs and/or expenses provided herein.

      16. PAYMENT DATES. If any payment of principal and/or interest on this Note shall become due on a Saturday, Sunday or any other legal holiday, such payment shall be paid on the next succeeding business day, and such extension of time shall in such event be included in computing the amount of interest payable in connection with such payment.

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      17.   SUBORDINATE NOTE. This Note is expressly subordinate, subject and inferior to the indebtedness evidenced by the Promissory Notes executed by Maker in connection with the Credit Agreement dated January 19, 2005, executed by Borrower, Wachovia Bank, National Association, Bank of America, N.A., KeyBank, National Association, First American Bank, Guaranty Bank, Comerica Bank, National City Bank, U.S. Bank National Association, and Wachovia Bank, National Association, as Agent for Banks.

      18. REVOLVING LINE OF CREDIT. This Note evidences a portion of an existing revolving line of credit extended by Payee to Maker and Maker acknowledges that all or a portion of the line of credit has previously been advanced by Payee to Maker. Maker may request advances and make payments hereunder from time to time. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be, but in no event shall the unpaid balance hereof exceed $15,000,000.00

      19. FUTURE ADVANCES. A portion of the principal amount of this Note may represent money which will be advanced to Maker in a series of advancements to be made from time to time. At the time any such advance is made, it shall not be necessary for Maker to execute any further notes to evidence the obligation of Maker to pay the amount of each advance, together with interest thereon as provided by the terms of this Note.

      IN WITNESS WHEREOF, the Maker has duly executed this Note as of the day and year first above written.

                                       ASHTON WOODS USA L.L.C.,
                                       a Nevada limited liability company

                                       By:      ________________________________
                                                Harry Rosenbaum, Manager

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